AMENDED AND RESTATED BYLAWS

OF

AFFIRMATIVE INSURANCE HOLDINGS, INC.

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 1.2 Other Offices. The Corporation also shall have and maintain a principal executive office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II STOCKHOLDERS' MEETINGS

Section 2.1 Annual Meeting. The annual meeting of the stockholders of the Corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held each year on such date and at such time as may be designated from time to time by the Board of Directors. In the absence of such designation, the annual meeting of stockholders shall be held on the second Tuesday of May of each year at 10:00 a.m. local time. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding business day.

Section 2.2 Special Meetings. Special meetings of the stockholders of the Corporation may be called at any time, for any purpose or purposes, by (a) the Chairman of the Board of Directors, (b) the Chief Executive Officer (or, in the absence of a Chief Executive Officer, the President), or (c) the Board of Directors pursuant to a resolution adopted by a majority of the authorized number of directors, and shall be held on such date and at such time as the Board of Directors shall fix. Special meetings of the stockholders may not be called by any other person or persons.

Section 2.3 Place of Meetings. Meetings of stockholders shall be held at any place, within or outside the State of Delaware, as may be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law. In the absence of any such designation or determination, stockholders' meetings shall be held at the principal executive office of the Corporation required to be maintained pursuant to Section 1.2 of these Bylaws.

Section 2.4 Notice of Meetings. For each meeting of stockholders, a written notice shall be sent or otherwise given in accordance with these Bylaws not less than ten (10) nor more than sixty

(60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall be given (a) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Corporation's records, or (b) if electronically transmitted as provided in Section 8.1 of these Bylaws. An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting.

Section 2.5 Advance Notice of Stockholder Business and Nominations.

(a) Annual Meetings.

(i) Nominations of persons for election to the Board of Directors of the Corporation and proposals of other business to be considered by the stockholders may be made at an annual meeting of the stockholders only if such nominations or proposals are: (A) specified in the notice of annual meeting (or any supplement thereto) given by or at the direction of the Board of Directors pursuant to Section2.4 of these Bylaws, (B) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the annual meeting by a stockholder who is entitled to vote at the annual meeting.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation pursuant to Section 2.5(a)(iii) and must have been a stockholder of record at the time such notice was given to the Secretary. To be timely, a stockholder's notice must be received at the principal executive office of the Corporation not less than one hundred twenty (120) calendar days before the one year anniversary of the date on which the Corporation first mailed its proxy statement to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date of the prior year's annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days prior to such annual meeting or ten (10) on the following the date on which public announcement of the date of the annual meeting is first made.

(iii) A stockholder's notice to the Secretary shall set forth (A) as to each person whom the stockholder proposes to nominate for election as a director: (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of the Corporation that are beneficially owned by such person, (4) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (5) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected; and (B) as to any other business that the stockholder proposes to bring before the annual meeting: (1) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest of the stockholder in such business, (2) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (3) the class and number of shares of the Corporation that are beneficially owned by the stockholder, and (4) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in such stockholder's capacity as a proponent to a stockholder proposal.

(b) Special Meetings. No business may be transacted at any special meeting of the stockholders otherwise than specified in the Corporation's notice of special meeting given pursuant to Section2.4 of these Bylaws. Nominations of persons for election to the Board of Directors of the Corporation maybe made at a special meeting of the stockholders at which directors are to be elected pursuant to the Corporation's notice (i) by or at the direction of the Board of Directors, or (ii) by a stockholder who is entitled to vote at the annual meeting who complies with the notice procedures set forth in this Section 2.5(b) and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting if the stockholder's notice required by Section 2.5 (a) (iii) (A) is received by the Secretary at the principal executive office of the Corporation not later than tile close of business on the later of one hundred twenty (120) calendar days prior to such special meeting or ten (l0)

calendar days following the date on which public announcement is first made of the date of the special meeting and the nominees proposed by the Board of Directors to be elected at such special meeting. Nothing contained in this paragraph shall be construed as limiting, fixing, or affecting the time when a special meeting of stockholders called by action of the Board of Directors may be held.

(c) General.

(i) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with tile procedures set forth in this Section 2.5, and no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.5. The chairman of any meeting of the stockholders shall have the power and duty to determine at the meeting whether a nomination or any other business was properly brought before the meeting in accordance with the provisions of this Section 2.5, and, if the chairman should determine that any proposed nomination or business is not in compliance with this Section 2.5, the chairman shall so declare at the meeting that any such defective nomination shall be disregarded and any such business shall not be transacted.

(ii) For purposes of this Section 2.5, "public announcement" shall mean disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable national new service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this Section 2.5, stockholders shall also comply with all applicable requirements of the Exchange Act and the rules and regulations there under with respect to the matters set forth herein, including those rules regarding inclusion of information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting. Nothing in this Section 2.5 shall be deemed to affect any rights of stockholders to request inclusion of such proposals pursuant to Rule 14a-8 under the Exchange Act.

Section 2.6 Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The chairman of the meeting or a majority of the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, whether or not there is such a quorum. When a meeting is adjourned to another time or place, unless otherwise required by law or these Bylaws, notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.7 Proxies. Each stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. A written proxy maybe in the form of a telegram, cablegram, or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram, or other means of electronic transmission was authorized by the stockholder. No such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the Delaware General Corporation Law.

Section 2.8 Organization and Conduct of Business.

(a) At every meeting of stockholders, the Board of Directors may designate any person to act as chairman of the meeting. In the absence of such a designated person, the chairman of the meeting shall be the Chairman of the Board of Directors or, if the Chairman of the Board of Directors is absent, the President or, if the President is absent, the chairman of the meeting shall be chosen by a majority in interest of the stockholders entitled to vote, present in person or represented by proxy. The Secretary shall act as secretary of the meeting, or, in the Secretary's absence, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

(b) The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors ,if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures, and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to tile extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

Section 2.9 Voting. The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the Delaware General Corporation Law. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at any meeting at which a quorum is present shall be valid and binding upon the Corporation. Directors shall be elected by a plurality of the votes of the shares presenting person or represented by proxy at any meeting at which a quorum is present and entitled to vote on the election of directors.

Section 2.10 Stockholder Action by Written Consent Without a Meeting. Except as otherwise provided in the Certificate of Incorporation, and subject to the provisions of Section228 of the Delaware General Corporation Law, any action required or permitted to be taken at any annual or

Special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Section 2.11 Record Date.

(a) In order that the Corporation may determine the stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to consent to corporate action in writing without a meeting, or (iii) to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be (x) more than sixty (60) nor less than ten

(10) days before the date of such stockholder meeting, (y) in the case of a consent to corporate action in writing without a meeting, more than ten (10) days after the date upon which the resolution fixing the record date is adopted, or (z) more than sixty (60) days prior to any other such action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) If the Board of Directors does not so fix a record date, then (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (ii) the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is received by the Corporation, and (iii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.12 List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (I0) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten

(10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is furnished with the notice of the meeting, or (b) during ordinary business hours, at the Corporation's principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 2.13 Inspectors of Election. Before any meeting of stockholders, the Board of Directors shall appoint an inspector or inspectors of election to act at the meeting or its adjournment, which inspector or inspectors may include individuals who serve the Corporation in other capacities (including without limitation officers, employees, agents or representatives of the Corporation), to act at the meeting and make a written report thereof. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon there quest of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy. Such inspectors shall have the duties prescribed by the Delaware General Corporation Law. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III

DIRECTORS

Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws required to be exercised or done by the stockholders.

Section 3.2 Number of Directors. Except as otherwise provided in the Certificate of Incorporation, the authorized number of directors shall be determined from time to time by resolution of the Board of Directors, provided that the Board of Directors shall consist of at least one member. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

Section 3.3 Election, Qualification and Term of Office of Directors. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal. Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws. Other qualifications for directors maybe prescribed by the Certificate of Incorporation, these Bylaws or applicable laws, rules or regulations.

Section 3.4 Resignation, Removal and Vacancies. Any director may resign at anytime upon notice given in writing or by electronic transmission to the Corporation. Except as otherwise provided by law or by the Certificate of Incorporation, any director may be removed from office by the stockholders of the Corporation. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, and unless the Board of Directors otherwise determines, vacancies resulting from resignation, retirement, death, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the remaining directors, although less than a quorum, or by a sale remaining director.

Section 3.5 Regular Meetings. Regular meetings of the Board of Directors may be held without any notice other than this Section 3.5 at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 3.6 Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by (a) the Chairman of the Board of Directors, (b) the Chief Executive Officer(or, in the absence of a Chief Executive Officer, the President) or (c) a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

Section 3.7 Notice of Special Meetings. Notice of any special meeting shall be given to each director (a) by hand, courier or telephone, (b) by United States first-class mail, postage prepaid, (c) sent by facsimile, or (d) sent by electronic mail, in each case directed to each director at that director's address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation's records. If the notice is (i) delivered personally by hand, courier or telephone, (ii) sent by facsimile or (iii) sent by electronic mail, it shall be deemed adequately delivered if sent at least twenty-four (24) hours before the time of the holding of the special meeting. If the notice is sent by United States mail, it shall be deemed adequately delivered if deposited in the United States mail at least four (4) days before the time of the holding of the special meeting. The notice need not specify the purpose of the special meeting.

Section 3.8 Place of Meetings; Meetings by Telephone. The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.9 Quorum. At all meetings of the Board of Directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as other wise specifically provided bylaw, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, then a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 3.10 Board Action by Written Consent Without a Meeting. Unless otherwise specifically restricted bylaw or the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case maybe, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.11 Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors.

Section 3.12 Chairman of the Board of Directors. A Chairman of the Board of Directors may be designated from time to time by a majority of the Board of Directors from among the directors of the Corporation and, if so designated, shall serve until the earlier of (a) the designation of his or her successor by a majority of the Board of Directors or (b) his or her death, resignation or removal from the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and stockholders at which he or she is present and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or provided in these Bylaws.

ARTICLE IV

COMMITTEES

Section 4.1 Committees of Directors. The Board of Directors may, by resolution passed by a majority of the authorized number of directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members there of present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to any papers that may require it; but no such committee shall have the power or authority to (a) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval, or (b) adopt, amend or repeal any Bylaw of the Corporation.

Section 4.2 Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 4.3 Meetings and Action of Committees. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of (a) Section 3.5 regarding regular meetings, (b) Sections 3.6 and 3.7 regarding special meetings and notice thereof, (c) Section 3.8 regarding place of meetings and meetings by telephone, (d) Section 3.9 regarding quorum, (e) Section 8.5 regarding waiver of notice, and (f) Section 3.10 regarding action without a meeting; with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members. However, (i) the time of regular meetings of committees maybe determined either by resolution of the Board of Directors or by resolution of the committee, (ii) special meetings of committees may also be called by resolution of the Board of

Directors, and (iii) notice of special meetings of committees shall also be given to any alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

Section 4.4 Subcommittees. Unless otherwise provided in the resolution of the Board of Directors designating a committee, any committee may create one or more subcommittees, each subcommittee to consist of one or more members of such committee, and delegate to any such subcommittee any or all of the powers, duties and authority of the committee.

ARTICLE V

OFFICERS

Section 5.1 Officers. The officers of the Corporation shall be a President, a Secretary and a Treasurer. The Corporation also may have, at the discretion of the Board of Directors, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Treasurers, one or more Assistant Secretaries and any such other officers as the Board of Directors may from time to time deem proper. Any number of offices may be held by the same person, except that the same person may not serve as President and Secretary. The Board of Directors may in its discretion designate one or more of the Vice Presidents as Executive or Senior Vice Presidents.

The persons now or hereafter holding the office of Chief Executive Officer, President, Chief Financial Officer, Executive Vice President, Treasurer, Assistant Treasurer, Secretary or General Counsel of this Company, or any individual designated by any such person, each of them individually and independently, is hereby authorized to perform any and all actions necessary or appropriate to effectuate on behalf of the Company any and all directives that may be issued from time to time by the Board of Directors or any duly authorized committee thereof, and further to take all actions not specifically reserved for the Board or Committee thereof to carry out all appropriate and necessary functions of the Company.

Section 5.2 Election; Term; Compensation. The Board of Directors shall elect the officers of the Corporation, except such officers as may be designated pursuant to delegated authority in accordance with the provisions ofSection5.12 of these Bylaws. Each officer shall serve for a term of one year and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. If the officers or any of them for any reason should not be elected at the regular annual meeting of the Board of Directors, they may be elected at any regular or special meeting of the Board of Directors. The salaries and other compensation of the officers of the Corporation shall be fixed by or in the manner designated by the Board of Directors.

Section 5.3 Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer maybe removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board of Directors or, except in the case of an officer elected by the Board of Directors, by any officer upon whom such power of removal maybe conferred by the Board of Directors. Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 5.4 Vacancies. Any newly created office and any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or as provided in Section 5.12.

Section 5.5 Chief Executive Officer. The Chief Executive Officer shall have general authority and responsibility for all of the business and affairs of the Corporation, shall be the chief policy making officer of the Corporation and shall report to the Board of Directors. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall, under the direction of the Board of Directors, have general supervision and direction of the other officers, employees and agents of the Corporation and shall see that their duties, as assigned by the Board of Directors, are properly performed. The Chief Executive Officer shall designate and assign the duties of the officers under his or her supervision, with the approval of the Board of Directors or at its direction. The Chief Executive Officer shall have authority to (a) execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation; (b) endorse, when sold, assigned, transferred or otherwise disposed of by the Corporation, all certificates for shares, bonds, or other securities or evidences of indebtedness issued by other corporations, associations, trusts or other entities, whether public or private, or by any government or agency thereof, and owned or held by the Corporation; and (c) make, execute and deliver all instruments or assignments or transfers of any such stocks, bonds, or other securities or evidences of indebtedness. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or provided in these Bylaws.

Section 5.6 President. The President of the Corporation shall, subject to the powers of the Board of Directors and the Chief Executive Officer, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. The President shall see that all orders and resolutions of the Board of Directors and Chief Executive Officer are carried into effect. The President shall have authority to (a) execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation; (b) endorse, when sold, assigned, transferred or otherwise disposed of by the Corporation, all certificates for shares, bonds, or other securities or evidences of indebtedness issued by other corporations, associations, trusts or other entities, whether public or private, or by any government or agency thereof, and owned or held by the Corporation; and (c) make, execute and deliver all instruments or assignments or transfers of any such stocks, bonds, or other securities or evidences of indebtedness. The President shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer, or as may be provided in these Bylaws. In the absence of a Chief Executive Officer, the President shall be the principal executive officer of the Corporation and shall perform all of the duties and have all of the authority of the Chief Executive Officer.

Section 5.7 Vice Presidents. The Vice Presidents (in order of Executive Vice President, Senior Vice President and other Vice Presidents, each class in order of the seniority of its respective members)shall, in the absence or disability of the Chief Executive Officer and President, perform the duties and exercise the powers of such offices. At all other times the Vice Presidents shall perform the duties and exercise such other powers as the Board of Directors, the Chief Executive Officer or the President may prescribe.

Section 5.8 Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected or authorized to be selected by the Board of Directors; shall render or cause to be rendered a statement of the condition of the finances of the Corporation at all regular meetings of the Board, and a full financial report at the annual meeting of stockholders, if called upon so to do; shall receive and give receipt for moneys due and payable to the Corporation from any source whatsoever; and, in general, shall perform or cause to be performed all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board of Directors, the Chief Executive Officer or the President.

Section 5.9 Assistant Treasurers. The Assistant Treasurers shall perform such duties as from time to time may be assigned to them by the Chief Executive Officer, the President, the Treasurer or the Board of Directors. At the request of the Treasurer, or in case of his or her absence or inability to act, any Assistant Treasurer may act in his or her place.

Section 5.10 Secretary. The Secretary shall act as secretary at all meetings of the Board of Directors and stockholders at which he or she is present and keep the minutes thereof in a book or books to be provided for that purpose; shall see that all notices required to be given by the Corporation are duly given and served; shall be custodian of the seal of the Corporation and shall affix the seal or cause it or a facsimile thereof to be affixed to all certificates of stock of the Corporation and to all documents the execution of which on behalf of the Corporation under its seal shall be duly authorized in accordance with the provisions of these Bylaws; shall have charge of the stock records of the Corporation; shall see that all reports, statements and other documents required by law are properly kept and filed; may sign, with any other proper officer of the Corporation thereunto authorized, certificates for shares, securities or evidences of indebtedness of the Corporation; and, in general, shall perform or cause to be performed all the duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Board of Directors, the Chief Executive Officer or the President.

Section 5.11 Assistant Secretaries. The Assistant Secretaries shall perform such duties as from time to time may be assigned to them by the Chief Executive Officer, the President, the Secretary or the Board of Directors. At the request of the Secretary, or in case of his or her absence or inability to act, any Assistant Secretary may act in his or her place.

Section 5.12 Other Officers. All other officers of the Corporation shall hold office for such period, and shall perform such duties and exercise such powers in the management of the business and affairs of the Corporation, as may be designated from time to time by the Board of Directors or the Chief Executive Officer (or, in the absence of a Chief Executive Officer, the President) acting under authority delegated by the Board of Directors. To the extent not so provided, all such other officers shall have the authority and duties commonly incident to their respective offices.

ARTICLE VI

RECORDS AND REPORTS

Section 6.1 Maintenance and Inspection of Records. The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books, and other records. Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose and to make copies or extracts from (a) the Corporation's stock ledger, a list of its stockholders and its other books and records, and (b) to the extent permitted by the Delaware General Corporation Law, the books and records of the Corporation's subsidiaries. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where the stockholder is other than a stockholder of record, the demand under oath shall state the person's status as stockholder, be accompanied by documentary evidence of beneficial ownership of the stock and state that such documentary evidence is a true and correct copy of what it purports to be. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent so to act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal executive office.

Section 6.2 Inspection by Directors. Any director shall have the right to examine the Corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Delaware Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts there from. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

ARTICLE VII

STOCK CERTIFICATES AND TRANSFERS

Section 7.1 Stock Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 7.2 Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, designations and preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements there may be set forth on the face or back of such certificate a statement that the Corporation shall furnish without charge to each stockholder who so requests the powers, designations and preferences and the relative, participating, optional or other special rights of each class of stock or series there of and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 7.3 Lost Certificates. Except as provided in this Section 7.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 7.4 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

Section 7.5 Stock Transfer Agreements. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of anyone or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of anyone or more classes owned by such stockholders in any manner not prohibited by the Delaware General Corporation Law.

Section 7.6 Registered Stockholders. The Corporation (a) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, (b) shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and (c) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VIII

NOTICES

Section 8.1 Notice by Electronic Transmission.

(a) Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law, the

Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the

Corporation or to the transfer agent, or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(b) Any notice given pursuant to Section 8.1(a) shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c) An "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(d) This Section 8.1 shall not apply to Sections 164,296,311,312 or 324 of the Delaware General Corporation Law.

Section 8.2 Notice to Stockholders Sharing an Address. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send such single notice shall be deemed to have consented to receiving such single notice. Any such consent shall be revocable by the stockholder by written notice to the Corporation. This Section 8.2 shall not apply to Sections 164, 296, 311, 312 or 324 of the Delaware General Corporation Law.

Section 8.3 Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law, the Certificate of Incorporation, or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Section 8.4 Notice to Person with Undeliverable Address. Subject to Section 8.1 of these Bylaws, whenever notice is required to be given, under any provision of law, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (a) notice of two (2) consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two (2) consecutive annual meetings, or (b) all, and at least two (2), payments (if sent by first class mail) of dividends or interest on securities during a twelve (12) month period, have been mailed addressed to such person at such person's address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth such person's then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the Delaware General

Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.

Section 8.5 Waiver of Notice. Whenever notice is required to be given under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for tile express purpose of objecting at the beginning of the meeting to tile transaction of any business because the meeting is not lawfully called or convened. Neither tile business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1 Execution of Corporate Contracts and Instruments. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in tile name of and on behalf of the Corporation. Such authority may be general or confined to specific instances and if the Board of Directors so provides may be delegated by the person so authorized. All checks, drafts or other orders for tile payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, as tile Board of Directors shall determine from time to time. Unless so authorized or ratified by tile Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 9.2 Deposits and Bank Accounts. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Chief Executive Officer (or, in the absence of a Chief Executive Officer, the President) or any other officer or officers authorized by the Board of Directors may direct in such general or special accounts opened with such banks, trust companies or other depositaries as may be selected by the Chief Executive Officer(or, in the absence of a Chief Executive Officer, the President) or any other officer or officers or agent or agents to whom power in that respect shall have been delegated by tile Board of Directors. For the purpose of deposit and collection for tile account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by such officer or officers, or agent or agents, as shall be determined by the Chief Executive Officer (or, in the absence of a Chief Executive Officer, the President) or any other officer or officers authorized by the Board of Directors.

Section 9.3 Securities of Other Corporations. All stock and other securities of other corporations or entities owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chief Executive Officer, the President, any Vice President or the Secretary.

Section 9.4 Dividends. The Board of Directors, subject to any restrictions contained in either the Delaware General Corporation Law or the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

Section 9.5 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors. In the absence of such resolution, the fiscal year of the Corporation shall begin on January 1 and end on December 31 of each year.

Section 9.6 Seal. The Corporation may adopt a corporate seal, which, if adopted, shall be approved and may be altered by the Board of Directors. The Corporation may use the corporate seal by causing it or a facsimile there of to be impressed or affixed or in any other manner reproduced.

Section 9.7 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically specified in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 9.8 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the Delaware General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation or other entity and a natural person.

ARTICLE X

INDEMNIFICATION

Section 10.1 Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the Delaware General Corporation Law as it presently exists or may hereafter be amended, any current or former director or officer of the Corporation who was, is made, or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding. The Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board of Directors.

Section 10.2 Indemnification of Others. The Corporation shall have the power to indemnify and hold harmless, to the extent permitted by the Delaware General Corporation Law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

Section 10.3 Prepayment of Expenses. The Corporation shall pay the expenses incurred by any current or former officer or director of the Corporation and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a person in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article X or otherwise, which undertaking shall include such terms and conditions as the Board of Directors shall determine in its discretion.

Section 10.4 Determination; Claim. If a claim for indemnification or payment of expenses under this Article X is not paid in full within sixty (60) days after a written claim therefore has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested

Section 10.5 Non-Exclusivity of Rights. The rights conferred on any person by this Article X shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 10.6 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the Delaware General Corporation Law.

Section 10.7 Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, joint venture, trust, enterprise or non-profit entity.

Section 10.8 Vesting of Rights; Amendment or Repeal. The rights granted to any current or former officer or director under this Article X shall vest upon such person becoming an officer or director of the Corporation. Any amendment or repeal of the foregoing provisions of this Article X shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE XI

AMENDMENTS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, amend and repeal these Bylaws, subject to Section 10.8 hereof. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal these Bylaws.